      As filed with the Securities and Exchange Commission on June 6, 2001

                                                      REGISTRATION NO. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                               EPIX MEDICAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                         04-3030815
   (STATE OR OTHER JURISDICTION                            (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                                71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 250-6000
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

    EPIX MEDICAL, INC. AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

                    MICHAEL D. WEBB, CHIEF EXECUTIVE OFFICER
                               EPIX MEDICAL, INC.
                                71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 250-6000
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)

                                 with copies to:

                           William T. Whelan, Esquire
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111
                                 (617) 542-6000



                         CALCULATION OF REGISTRATION FEE

==================================================================================================================

                                                       Proposed              Proposed
          Title of               Amount to be           Maximum               Maximum
 securities to be registered      Registered        Offering Price           Aggregate              Amount of
                                                     Per Share (1)      Offering Price (1)      registration fee
------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value         50,000             $7.30                $365,000                 $92.00
==================================================================================================================

(1) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act. The fee for shares of Common Stock which may be purchased under the EPIX Medical, Inc. Amended and Restated 1996 Employee Stock Purchase Plan is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq National Market as of a date (May 30, 2001) within 5 business days prior to filing this Registration Statement.

                                EXPLANATORY NOTE

         The content of the Registration Statement on Form S-8 (File No. 333-41477) of EPIX Medical, Inc. is hereby incorporated by reference. The purpose of this Form S-8 is to reflect an increase in the number of shares authorized for issuance under the Registrant's Amended and Restated 1996 Employee Stock Purchase Plan.

Exhibits.

5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered

23.1     Consent of Ernst & Young LLP

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on June 6, 2001.

                                               EPIX MEDICAL, INC.


                                               By: /s/ MICHAEL D. WEBB
                                               Michael D. Webb
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                             TITLE                                               DATE

/s/ MICHAEL D. WEBB                   Chief Executive Officer and Director                June 6, 2001
--------------------------------      (Principal Executive Officer)
Michael D. Webb

/s/ PAMELA E. CAREY                   Vice President of Finance and Administration
--------------------------------      and Chief Financial Officer                         June 6, 2001
Pamela E. Carey                       (Principal Financial and Accounting
                                       Officer)

/s/ CHRISTOPHER F.O. GABRIELI         Chairman of the Board and Director                  June 6, 2001
--------------------------------
Christopher F. O. Gabrieli

/s/ STANLEY T. CROOKE                 Director                                            June 6, 2001
--------------------------------
Stanley T. Crooke, M.D., Ph.D.

/s/ LUKE B. EVNIN                     Director                                            June 6, 2001
--------------------------------
Luke B. Evnin, Ph.D.

/s/ RANDALL B. LAUFFER                Director                                            June 6, 2001
--------------------------------
Randall B. Lauffer, Ph.D.

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